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                           DELAWARE POOLED TRUST, INC.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                  DELAWARE POOLED TRUST, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by designating the existing class of shares of The Real Estate Investment Trust Portfolio series of the Common Stock as the "REIT Fund A Class" of shares of The Real Estate Investment Trust Portfolio series.

                  THIRD: The amendment to the Articles of Incorporation of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and is limited to a change permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                  FOURTH: The amendment to the Articles of Incorporation of the Corporation as set forth above does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the amendment.


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                  FIFTH: The Articles of Amendment shall become effective at
5:00 p.m. (Eastern time) on October 13, 1997.

                  IN WITNESS WHEREOF, DELAWARE POOLED TRUST, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 9th day of October, 1997.

                                            DELAWARE POOLED TRUST, INC.

                                            By: /s/ Eric E. Miller
                                                --------------------------------
                                                     Eric E. Miller
                                                     Vice President

ATTEST:

  /s/ Michael D. Mabry
  -----------------------------------
         Michael D. Mabry
         Assistant Secretary



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                  THE UNDERSIGNED, Vice President of DELAWARE POOLED TRUST,
INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                    /s/ Eric E. Miller
                                                    ----------------------------
                                                      Eric E. Miller
                                                      Vice President